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                                                                 Exhibit 10.5(i)

                              MARKETING AGREEMENT
                         Bank of America NT&SA and NW


        This Agreement, made as of December 3, 1996, is between Bank of America NT&SA, a national banking association ("BofA"), and Bank of America NW, N.A., a national banking association ("BANW") (collectively referred to as the "Bank"), and BA Merchant Services, Inc., a Delaware corporation ("BAMSI").

                                   Recitals
                                   --------

        A. The Bank has been a processor of credit card, charge card, ATM card and debit card transactions for merchants accepting any combination of credit cards, charge cards, ATM cards and debit cards and a provider of check verification services for payment at point of sale ("Merchant Services").

        B. The parties desire that BAMSI and the Bank cooperate and work together in joint marketing opportunities, account-acquisition channels and related services and support.

        C. The parties intend to conduct their relationships under this Agreement on an arm's length basis.

        D. BofA and BANW, each a subsidiary of BankAmerica Corporation ("BAC"), a Delaware corporation, currently own 100% of the outstanding common stock of BAMSI and have entered into certain agreements with BAMSI as of the date shown above: (1) transferring BofA's U.S. domestic Merchant Services businesses and BANW's Merchant Services business to BAMSI; and (2) covering the contemplated transfer of Bank of America's Philippines, Taiwan and Thailand Merchant Services businesses to BAMSI upon receipt of certain government approvals. BAMSI is currently considering an initial public offering of shares of its Class A common stock, $0.01 par value per share. BANW and BofA intend for BANW to merge into BofA, effective January 1, 1997.

        E. Concurrently with the execution and delivery of this Agreement, BAMSI has entered into, as of the date shown above: (1) a Non-Competition and Corporate Opportunities Allocation Agreement between BAC and BAMSI (the "Corporate Opportunities Agreement"), (2) a Sponsorship and Processing Service Agreement between BAMSI and the Bank (the "Sponsorship and Processing Agreement"), (3) a Processing Service Agreement between BAMSI and certain other BAC affiliates, (4) a Trademark License Agreement between BAMSI and BAC (the "Trademark License Agreement"), (5) a Registration Rights Agreement among BAMSI, BofA and BANW (the Registration Rights Agreement"), and (6) a

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Tax Allocation Agreement between BAC and BAMSI (the "Tax Agreement").

        NOW, THEREFORE, for valuable consideration, the parties hereby agree as follows:

                                   Agreement
                                   ---------

        1.  Marketing and Promotions.
            ------------------------

        (a)  BAMSI Services.
             --------------

        (1) During the term of this Agreement, the Bank and BAMSI will cooperate and work together to market, promote and sell Merchant Services that are provided by or may be transferred to BAMSI ("BAMSI Services") to existing and prospective Merchant Services customers (collectively "Customers") according to standards or requirements which the parties may establish from time to time by mutual agreement. Except as provided in the Corporate Opportunities Agreement, during the term of this Agreement, the Bank will not promote or offer Merchant Services other than BAMSI Services. BAMSI Services which the Bank will promote will include, among other things, authorization and processing services for credit cards, charge cards, ATM cards and debit cards, check verification and recovery services, and other Merchant Services products or services which BAMSI develops or which an Association (defined below) develops and BAMSI offers.

        (2) The Bank will give BAMSI access to the Bank's retail and commercial solicitation and distribution channels which include, without limitation, direct mail, statement inserts, telemarketing, Internet and other on-line media and cross-sell databases. If, through expansion, merger, acquisition or any other means, the Bank acquires or adds new branches, commercial, corporate or wholesale offices or sales forces, the Bank will give BAMSI access to any new or additional solicitation and distribution channels available through the Bank's new branches, offices or sales forces.

        (b)  Bank Services.
             -------------

        (1) During the term of this Agreement, the Bank and BAMSI will cooperate and work together to market and promote the products and services of the Bank or its affiliates ("Bank Services") to Customers. Bank Services will include, without limitation, deposit-related accounts, credit-related products, ATM sales and distribution, Business Banking, Commercial Cards (including Corporate Cards and Purchasing Cards), interactive banking and home banking. BAMSI will not promote banking products and services other than Bank Services and will market

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and promote Bank Services according to standards or requirements which the parties may establish from time to time by mutual agreement.

        (2) BAMSI will give the Bank access to BAMSI's retail and commercial solicitation and distribution channels which include, without limitation, direct mail, statement inserts, telemarketing, Internet and other on-line media and cross-sell databases. If, through expansion, merger or acquisition, BAMSI acquires or adds new businesses, offices or sales forces, BAMSI will give the Bank access to any new or additional solicitation and distribution channels available through BAMSI's new businesses, offices or sales forces.

        2.  Sales Training and Support.
            --------------------------

        (a) To facilitate the Bank's promotion of BAMSI Services, BAMSI, at BAMSI's expense, will: (1) from time to time and as product changes warrant, supply the Bank with sales and promotional information, literature and related materials in any appropriate medium, which the Bank, to the extent reasonably possible, will display and distribute to Customers, and (2) provide training and related support services for the Bank's sales personnel. To facilitate BAMSI's promotion of Bank Services, the Bank, at the Bank's expense, will: (1) from time to time and as product changes warrant, supply BAMSI with sales and promotional information, literature and related materials in any appropriate medium, which BAMSI, to the extent reasonably possible, will distribute to Customers, and (2) provide training and related support services for BAMSI's sales personnel.

        (b) The Bank and BAMSI will coordinate and cooperate with each other to conduct joint promotions, including joint and contemporaneous sales calls to Customers, to complement the features and benefits of each other's products and services.

        3.  Information Access.
            ------------------

        The Bank will give BAMSI direct, on-line access to any account and related information on each Customer on which the Bank has a record, including access to checking-account balances for BAMSI's check verification services and access to information needed for payment authorization services, to the extent legally permissible. BAMSI will maintain the confidentiality of all such information in accordance with Section 8 below.

        4.  Compensation.
            ------------

        (a)  Fees or Credit.  BAMSI will pay, credit or
             --------------

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reimburse the Bank in accordance with the Compensation Schedule (attached as
Appendix A to this Agreement) for each Merchant Services application which the Bank refers to BAMSI and which results in the acquisition of a new Customer. The Bank will pay, credit or reimburse BAMSI in accordance with the Compensation Schedule for each Bank product or service sold as a result of the referral or promotion efforts of BAMSI. The rates of compensation in the Compensation Schedule take into account the benefits and value which the Bank and BAMSI each derive from joint and cooperative marketing efforts under this Agreement. The parties may change the terms and rates of compensation from time to time by mutual agreement. Each component of compensation between the parties will be based on mutually agreeable and market-competitive pricing terms.

        (b)  Reports.  As part of the compensation to the Bank for the Bank's
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marketing services, BAMSI will furnish the Bank with MIS reports on Customer information on Customers acquired through the Bank, to the extent legally permissible and operationally feasible for BAMSI.

        (c)  Payment.  Unless the parties agree to use BAC's intercompany
             -------
accounting system, each party will pay the other party by electronic transfer or by check for the other party's services within 30 days following receipt of the other party's itemized invoice.

        5.  Marks.
            -----

        (a) The Bank hereby authorizes BAMSI, in accordance with the Trademark License Agreement, to use the Bank's trademarks, tradenames and service marks (the "Bank's Marks") to market and promote the Bank's Services or BAMSI Services. The Bank's Marks include, without limitation, Bank of America(R), BankAmericard(R), Versatel(R) and Versateller(R).

        (b) BAMSI hereby authorizes the Bank, in accordance with the Trademark License Agreement, to use BAMSI's trademarks, tradenames and service marks ("BAMSI's Marks") to market and promote BAMSI Services or Bank Services. BAMSI's Marks include, without limitation, BA Merchant Services and PayLink.

        6.  Term; Termination.
            -----------------

        (a) The term of this Agreement will start as of the date first shown above and continue without interruption for 5 years. After the initial 5-year term, the term will automatically renew for 1-year terms unless either party gives at least 6 months' advance written notice of termination. However, the Bank may terminate this Agreement at any time upon 6 months' advance written notice if BAC and its affiliates (other than BAMSI) beneficially own shares representing less

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than a majority of the voting power of the outstanding common stock of BAMSI.

        (b) If a party materially fails to perform an obligation under this Agreement, the other party may give written notice describing the failure to perform, and if the failure is not corrected within 30 days, the notifying party may terminate the Agreement immediately and will have the right to all available remedies.

        7.  Independent Contractor.
            ----------------------

        (a) Each party, in performing services under this Agreement, will be an independent contractor of the other party, with exclusive control over its own employees and agents who perform the terms under this Agreement.

        (b) Each party is solely responsible for determining the terms and conditions of employment between itself and its employees and agents, including, without limitation, hiring, termination, hours of work, rates and payment of compensation, and for the payment, reporting, collection and withholding of taxes and similar contributions.

        8.  Confidentiality.
            ---------------

        (a) BAMSI will treat as strictly confidential and as the Bank's exclusive proprietary property all documents and information concerning the Bank's marketing plans, marketing data, pricing plans, customer names or account numbers, and related material which BAMSI receives in connection with this Agreement (collectively the "Bank Information"). Except as authorized by the Bank in a signed writing, BAMSI will not sell or disclose Bank Information, directly or indirectly, to a third party. BAMSI will ensure that any agent which BAMSI employs or retains to work with Bank Information will adhere to this restriction of non-disclosure. This section does not apply to Bank Information placed in the public domain other than by virtue of BAMSI's wrongful act or omission.

        (b) The Bank will treat as strictly confidential and as BAMSI's exclusive proprietary property all documents and information concerning BAMSI's marketing plans, marketing data, pricing plans, customer names or account numbers, and related material which the Bank receives in connection with this Agreement (collectively "BAMSI Information"). Except as authorized by BAMSI in a signed writing, the Bank will not sell or disclose BAMSI Information, directly or indirectly, to a third party. The Bank will ensure that any agent which the Bank employs or retains to work with BAMSI Information will adhere to this restriction of non-disclosure. This section

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does not apply to BAMSI Information placed in the public domain other than by virtue of the Bank's wrongful act or omission.

        (c) If either party receives a subpoena or other legal process which specifically seeks to discover Information created by or belonging to the other party or which constitutes the other party's proprietary property, the party served with the subpoena or process will notify the other party immediately and will cooperate at the other party's expense to contest the subpoena or process if that is the desire of the other party.

        (d) Each party will provide a secure environment to protect the Information of the other party, and will take reasonable precautions to prevent its disclosure, loss or damage.

        (e) Upon expiration or termination of this Agreement, each party will return or destroy within 5 business days all written Information and marketing materials in its possession relating to the other party or the other party's products and services through a mutually agreeable method.

        (f) This Section 8 will survive expiration or termination of this Agreement.

        9.  Indemnification.
            ---------------

        (a)  By the Bank.  The Bank will defend, indemnify and hold BAMSI and
             -----------
each of its officers, directors, employees and agents harmless from and against each liability, claim, demand, cost, damage, loss and cause of action (collectively "Claim") arising from the Bank's failure to perform its obligations under this Agreement, except in the case of BAMSI's gross negligence or willful misconduct.

        (b)  By BAMSI.  BAMSI will defend, indemnify and hold the Bank and each
             --------
of its officers, directors, employees and agents harmless from and against each Claim arising from BAMSI's failure to perform its obligations under this Agreement, except in the case of the Bank's gross negligence or willful misconduct.

        (c)  Notice.  Either party seeking indemnification under this Agreement
             ------
will give prompt written notice to the other party of any Claim for which indemnification is sought.

        (d)  Taxes.  Each party will indemnify, reimburse and hold the other
             -----
party harmless from and for any applicable sales or use taxes arising from the indemnifying party's performance of the terms of this Agreement.

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        (e)  This Section 9 will survive expiration or termination of this
Agreement.

        10.  Supervision and Regulation.
             --------------------------

        (a) The Bank is an insured institution subject to regulation and supervision by the Office of the Comptroller of the Currency (OCC), and BAMSI is a subsidiary of the Bank. Some of the services under this Agreement constitute bank services under 12 U.S.C. (S)1867(c). To the extent required by law or regulation, the parties will advise the OCC of the existence of this Agreement and will cooperate with any examination which the OCC may wish to conduct in connection with this Agreement or in connection with BAMSI's ongoing operations.

        (b) This Section 10 will survive expiration or termination of this Agreement.

        11.  Arbitration.
             -----------

        (a) Any dispute, controversy or claim between the the Bank and BAMSI arising from or relating to this Agreement, BAMSI Services or Bank Services or any related agreements or instruments will be resolved by arbitration conducted in San Francisco, California, under the auspices, and in accordance with the Commercial Arbitration Rules, of the American Arbitration Association, and in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice-of-law provision in this Agreement.

        (b)  This Section 11 will survive termination of this Agreement.

        12.  Notices.
             -------

        Each notice under this Agreement will be in writing and signed and will be deemed effective when one party delivers it in person or transmits it electronically, or 3 days after the notice is mailed by registered or certified mail, to the designated representative of the other party at the applicable address below.

        To the Bank:
        -----------

        Bank of America NT&SA
        555 California Street
        San Francisco, CA  94104

        Attention: Corporate Secretary #3018

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        w/copy to:
        General Counsel #3017
        BankAmerica Corporation
        555 California Street, 8th floor
        San Francisco, CA  94104

        To BAMSI:
        --------

        BA Merchant Services, Inc. #3710
        One South Van Ness Avenue
        San Francisco, CA  94103

        Attention: Director of Product/
                   Strategy/Technology Support


        13.  Assignment.  Neither party may assign this Agreement without the
             ----------
written consent of the other party. Upon consent, this Agreement will be binding on and inure to the benefit of the parties' respective successors and assigns.

        14.  Governing Law.
             -------------

        The lf the State of California will govern this Agreement, and any provisions on conflict of laws will have no effect.

        15.  Third-Party Beneficiaries.
             -------------------------

        Except as expressly provided in this Agreement, the parties to this Agreement intend that this Agreement will not benefit or create any right or cause of action in or on behalf of any person other than the parties to this Agreement.

        16.  Entire Agreement.
             ----------------

        This Agreement, including the attached Appendices, sets forth the entire agreement between the parties relating to the subject matter of this Agreement, superseding all prior written or oral understandings. This Agreement may not be amended or modified without a writing signed by both parties.

        IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the first date shown above.


BANK OF AMERICA NT&SA                      BA MERCHANT SERVICES, INC.


By __________________________              By ___________________________
       Thomas E. Peterson                           Sharif M. Bayyari
          Vice Chairman                    President & Chief Executive Officer

 BANK OF AMERICA NW, N.A.


By ______________________________
           Josef E. Gray
President, Seafirst Bank Division

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                                  APPENDIX A

                            TO MARKETING AGREEMENT


                             Compensation Schedule



Compensation to the Bank.
------------------------


The Bank's compensation for marketing and promotional services described in
Section 1 above are:


        Retail Branches
        ---------------

        For each BAMSI Customer location acquired from referral by a branch:

        . $55 reimbursement paid to the retail branch's region (if in the U.S.)
          or to the branch (if outside the U.S.) for each Customer location up to a maximum of 50 Customer locations for each Customer



        Commercial Banking
        ------------------

        For each BAMSI Customer location acquired from referral by a Commercial Banking Officer:

        . $55 reimbursement to the Commerical Banking Office for each Customer location up to a maximum of 50 Customer locations for each Customer



Compensation to BAMSI.
---------------------

        Float From Immediate Sales-Draft Credits.  To the extent that a BAMSI
        ----------------------------------------
Customer has a demand deposit account with the Bank to which BAMSI deposits same-day credit for processed credit-card and debit-card sales drafts of the BAMSI Customer, the Bank will pay BAMSI each month the average interest revenue earned as a result of the float period from the date of BAMSI's deposit to the date that BAMSI collects the amounts of those
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sales drafts through the applicable Association settlement system, calculated as follows:

        Paper and Electronic merchant sales will be retrieved from the merchant database at the branch level.

        - Paper sales float days for the average monthly sales is set at 2.95 days.

        - Electronic sales float days for average monthly sales is set at 2.20 days.

        On the 5th day of each month, BAC Corporate Treasury's three-year pool rate for the prior calendar month will be applied to the calculated float-days sales during the prior calendar month to arrive at the monthly float amount.

        Example:

        Monthly float = ((Electronic sales x 2.20 days) + (Paper sales x 2.95 days)) x .00623/365

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